                                                                Exhibit 12(a)(4)

                           NOTICE OF REDEMPTION PERIOD

                                      UNDER

                         COMMON STOCK REDEMPTION RIGHTS

                                    ISSUED BY

                              THERMO FIBERGEN INC.

          PURSUANT TO WHICH COMMON STOCK WILL BE REDEEMED AT A PRICE OF

                                $12.75 PER SHARE

--------------------------------------------------------------------------------

THE REDEMPTION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
                  CITY TIME, ON SATURDAY, SEPTEMBER 30, 2000.

--------------------------------------------------------------------------------

To Our Clients:                                                  August 30, 2000

       Enclosed for your consideration is a Tender Offer and Rule 13e-3 Transaction Statement on Schedule TO, dated August 30, 2000, from Thermo Fibergen Inc., a Delaware corporation (the "Company"). The Schedule TO is being mailed to you in connection with the redemption period with respect to the Company's Common Stock, par value $0.01 per share (the "Common Stock"), commencing on September 1, 2000 and ending on September 30, 2000 under the Company's Common Stock Redemption Rights (the "Redemption Rights"). During this exercise period, holders of Redemption Rights and Common Stock may require the Company to redeem one share of Common Stock for each Redemption Right exercised by such holder. Upon the valid exercise of the Redemption Rights during the exercise period, the Company will pay upon surrender to the Company of such Redemption Rights and shares of Common Stock, cash in the amount of $12.75 per share of Common Stock that the Company redeems.

       We are the holder of record of shares of the Company's Common Stock and/or Redemption Rights held by us for your account. YOU MAY ONLY SURRENDER SHARES OF COMMON STOCK THROUGH US IF YOU OWN THROUGH US BOTH SHARES OF COMMON STOCK AND REDEMPTION RIGHTS. A SURRENDER OF SHARES OF COMMON STOCK AND EXERCISE OF REDEMPTION RIGHTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

       We request instructions as to whether you wish to have us surrender on your behalf any or all of the shares of Common Stock (up to the number of Redemption Rights that we also hold on your behalf) and Redemption Rights held by us for your account, pursuant to the terms and subject to the conditions set forth in the Redemption Rights and the enclosed Tender Offer and Rule 13e-3 Transaction Statement.

       Your attention is directed to the following:

       - The redemption price is $12.75 per share of Common Stock, net to you in cash, without interest thereon.

       - The exercise period and withdrawal rights will expire at 5:00, p.m., New York City time, on Saturday, September 30, 2000.

       If you wish to have us surrender any or all of the shares of Common Stock held by us for your account (up to the number of Redemption Rights that we also hold on your behalf), please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a surrender of your shares of Common Stock, all such shares will be surrendered and a corresponding number of Redemption Rights exercised, unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A SURRENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE REDEMPTION PERIOD.

                        INSTRUCTIONS WITH RESPECT TO THE
                         COMMON STOCK REDEMPTION RIGHTS

                                       OF

                              THERMO FIBERGEN INC.


     The undersigned acknowledge(s) receipt of your letter enclosing the Tender Offer and Rule 13e-3 Transaction Statement on Schedule TO, dated August 30, 2000, from Thermo Fibergen Inc., a Delaware corporation (the "Company"), relating to the redemption period commencing on September 1, 2000 and ending on September 30, 2000 under the Common Stock Redemption Rights issued by the Company.

     The undersigned instructs you to surrender the number of shares of the Company's Common Stock indicated below (or, if no number is indicated below, all shares of the Company's Common Stock), and to exercise a corresponding number of Common Stock Redemption Rights, that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Tender Offer and Rule 13e-3 Transaction Statement and Redemption Rights.




--------------------------------------------------------------------------------

---------------------------------------
Number of shares of Common Stock to be
Surrendered and Common Stock Redemption
Rights to be exercised(1):
---------------------------------------



Dated: _________________, 2000




                                SIGN HERE     X
                                              ----------------------------------
                                              Signature(s):


                                              ----------------------------------
                                              Please type or print name(s):


                                              ----------------------------------
                                              Address:


                                              ----------------------------------
                                              Area Code and Telephone Number:


--------------------------------------------------------------------------------
(1) Unless otherwise indicated, it will be assumed that all of the shares of Common Stock held by us for your account (up to the number of Common Stock Redemption Rights in such account) are to be surrendered and a corresponding number of Common Stock Redemption Rights will be exercised.